UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

SANDBRIDGE X2 CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-40183	86-2050942
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
725 5th Ave, 23rd Floor New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 292-7870

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	SBII.U	New York Stock Exchange
Shares of Class A common stock included as part of the units	SBII	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	SBII WS	New York Stock Exchange
Class A common stock underlying redeemable warrants	N/A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2021, the Board of Directors (the “Board”) of Sandbridge X2 Corp. (the “Company”) fixed the size of the Board at five directors and appointed Cynthia Isgrig to serve as a director. The Board also appointed Ms. Isgrig to serve as a member of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

On March 15, 2021, Sandbridge X2 Holdings LLC (the “Sponsor”) transferred 25,000 shares of the Company’s Class B common stock, $0.0001 par value per share, to Ms. Isgrig as compensation for her service as a director of the Company. Also on March 15, 2021, Ms. Isgrig executed a joinder agreement pursuant to which she became a party to the Registration and Stockholder Rights Agreement, dated March 15, 2021 (the “Registration Rights Agreement”), among the Company, the Sponsor and the other Holders (as defined therein) signatory thereto, which provides for customary demand and piggy-back registration rights for the Holders. A copy of the Registration Rights Agreement was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2021, and is incorporated herein by reference.

On March 15, 2021, Ms. Isgrig executed a joinder agreement pursuant to which she became party to the Letter Agreement, dated March 15, 2021 (the “Insider Letter”), among the Company, the Sponsor, certain investors in the Sponsor and each of the directors, officers and other initial stockholders of the Company. A copy of the Insider Letter was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the SEC on March 15, 2021, and is incorporated herein by reference.

Ms. Isgrig also entered into an indemnification agreement (the “Indemnification Agreement”), pursuant to which the Company has agreed to indemnify her against certain claims that may arise in connection with her service as director of the Company. The Indemnification Agreement is substantially similar to the form filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K, filed with the SEC on March 15, 2021, which is incorporated herein by reference.

The Company will reimburse Ms. Igrig for reasonable out-of-pocket expenses related to identifying, investigating and completing an initial business combination.

Other than the foregoing, Ms. Isgrig is not party to any arrangement or understanding with any person pursuant to which she was appointed as a director, nor is Ms. Isgrig party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 8.01 Other Events.

On March 12, 2021, the Company completed (i) its initial public offering (the “IPO”) of 23,817,701 units (the “Units”), including 1,817,701 Units sold pursuant to the partial exercise of the underwriters’ option to purchase additional Units to cover overallotments, at an offering price of $10.00 per Unit and (ii) a private placement of 4,509,027 warrants withthe Sponsor at a price of $1.50 per warrant (the “Private Placement”). The net proceeds from the IPO, together with certain of the proceeds from the Private Placement, totaling $238,177,010 in the aggregate (the “Trust Account Proceeds”), were placed in a trust account with Continental Stock Transfer & Trust Company established for the benefit of the Company’s public stockholders and the underwriters of the IPO. Except for the withdrawal of interest earned on the Offering Proceeds in the trust account to fund the Company’s franchise and income taxes, or upon the redemption by public stockholders of Class A common stock in connection with certain amendments to the Company’s amended and restated certificate of incorporation, none of the funds held in the trust account will be released until the completion of the Company’s initial business combination or the redemption by the Company of 100% of the outstanding shares of Class A common stock issued by the Company in the IPO if the Company does not consummate an initial business combination within 24 months after the closing of the IPO or such longer period as may be approved by the Company’s stockholders.

An audited balance sheet as of March 12, 2021 reflecting receipt of the Offering Proceeds has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Audited Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2021
SANDBRIDGE X2 CORP.

By:	/s/ Richard Henry
Name:	Richard Henry
Title:	Chief Financial Officer